Exhibit 10.13

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”), dated as of October 21, 2005, is entered into by and among the Lenders signatory hereto, WELLS FARGO FOOTHILL, INC., a California corporation, in its capacity as Agent for the Lenders and Bank Product Providers (in such capacity, “Agent”), and SUMTOTAL SYSTEMS, INC., a Delaware corporation (“Borrower”). Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A. The Lenders, Agent and Borrower have previously entered into that certain Credit Agreement dated as of October 4, 2005 (as amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower.

B. Pursuant to Section 5.20 of the Credit Agreement, Borrower shall deliver to Agent certain additional documents, opinions, assurances and confirmations as are reasonably necessary, or as Agent may reasonably request, in connection with the pledge on the Closing Date of the ownership interests in the first-tier Unrestricted Subsidiaries of Borrower (that are not Immaterial Foreign Subsidiaries), including with respect to the pledge of 65% of the voting capital stock its Subsidiary SumTotal Systems Netherlands BV, a besloten vennootschap organized under the laws of the Netherlands (“SumTotal BV”). In connection with such pledge of voting capital stock of SumTotal BV, an amendment to the Credit Agreement is required to evidence the acknowledgment and agreement of the Lenders to the “parallel debt” covenant to be set forth in the Dutch Law Security Agreement (as defined below).

C. Pursuant to Section 5.22 of the Credit Agreement, Borrower shall deliver to Agent, on or prior to the date that is 30 days after the Closing Date, a Source Code Escrow Agreement, duly executed by Borrower, Agent and an escrow agent reasonably satisfactory to Agent, with respect to the source and object code for each version or versions of each item of computer software programs or other technology of Borrower and its Restricted Subsidiaries constituting the Required Library. Borrower has informed Agent that it is unable to deliver such Source Code Escrow Agreement prior to November 3, 2005, and that it may be necessary to conclude documentation with multiple escrow agents although Borrower presently intends to transfer and maintain all of its source code escrows (including the various source code escrows for its licenses) with one agent.

D. Pursuant to Section 5.23(b) of the Credit Agreement, Borrower shall deliver a Collateral Access Agreement for 226 North 5th Street, Columbus, Ohio 43215 on or prior to the date that is 30 days after the Closing Date. Borrower and Agent’s counsel have informed Agent that Borrower cannot comply with this requirement because of the unwillingness of the owner of such property to enter into a Collateral Access Agreement in satisfactory form.

E. Pursuant to Section 5.25 of the Credit Agreement, on or prior to the date that is 30 days after the Closing Date, Borrower shall deliver to Agent evidence that all patents, trademarks and copyrights registered in the names of Communication Strategies, Inc. (“CSI”), Docent, Inc. and

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Click2learn, Inc. have been re-registered in the name of Borrower in the United States Patent and Trademark Office, or the United States Copyright Office, as the case may be. Borrower has informed Agent that it cannot comply in all respects with this requirement prior to November 3, 2005, as to several trademarks and copyrights currently registered in the name of Asymetrix Corporation (a predecessor in interest to Click2learn, Inc.) and United States Copyright TX 2-767-505 (the “CSI Copyright”) currently registered in the name of CSI that have not been yet been re-registered in the name of Borrower.

F. Pursuant to Section 5.27 of the Credit Agreement, Borrower shall deliver to Agent, on or prior to the date that is 30 days after the Closing Date, original share certificates, together with stock powers in blank, with respect to its Subsidiaries SumTotal Systems ANZ Pty. Ltd. (“SumTotal Australia”) and Pathlore Software Pty., Ltd. (“Pathlore Australia”). Borrower has informed Agent that the share certificates of Pathlore Australia and SumTotal Australia were lost and cannot be reissued in favor of the Borrower prior to November 3, 2005.

G. Pursuant to clause (a) of Section 6.12 of the Credit Agreement, Borrower and its Restricted Subsidiaries shall not have cash, Cash Equivalents and other Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $100,000 at any one time unless Borrower or its Restricted Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements or similar agreements governing such cash, Cash Equivalents and other Permitted Investments in order to perfect (and further establish) the Agent’s Liens therein; provided that, such clause (a) shall not apply with regard to any Deposit Accounts maintained with the Huntington National Bank so long as within 30 days of the Closing Date the Agent has received confirmation that any funds held in such Deposit Accounts shall be swept on a daily basis to a Deposit Account maintained with Wells Fargo Bank, N.A. As a result of operational delays, Borrower has informed Agent that it is unable to obtain the confirmation from Huntington National Bank required by the foregoing proviso prior to November 3, 2005 and that Borrower has an aggregate amount of cash in excess of $100,000 in an account maintained with Huntington National Bank where Huntington National Bank has not entered into a Control Agreement or similar agreement governing such cash.

H. Borrower, Lenders and Agent have agreed to amend the Credit Agreement to (i) alter the definition of EBITDA to include an add-back for stock-based compensation; (ii) evidence the acknowledgment and agreement of the Lenders to such “parallel debt” covenant, (iii) allow for an additional 90 days in order for Borrower to comply with Section 5.22(a), (iv) allow for an additional 30 days in order for Borrower to comply with Section 5.25 with respect to the trademarks and copyrights of Asymetrix Corporation and the CSI Copyright as described in Recital E above, (v) allow for an additional 45 days in order for Borrower to comply with Section 5.27 with respect to SumTotal Australia and Pathlore Australia, and (vi) allow for certain balances to remain in the Huntington National Bank Deposit Accounts in excess of that which is described in Recital G above, as herein provided, in order for Borrower to comply with Section 6.12.

I. Lenders and Agent have agreed to waive the requirement that Borrower deliver to Agent a Collateral Access Agreement with respect to 226 North 5th Street, Columbus, Ohio 43215, as herein provided.

J. Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of the Lender Group’s rights or remedies as set forth in the Credit Agreement or any other Loan Document is being waived or modified by the terms of this Amendment.

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AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Credit Agreement. Subject to and upon the conditions hereof, the Credit Agreement is hereby amended, effective as of the date of satisfaction of the conditions set forth in Section 3, as follows:

(a) Section 5.22 of the Credit Agreement is hereby amended to replace the “30” in clause (a) with “90.”

(b) Section 5.25 of the Credit Agreement is hereby amended by adding the following new text at the end of existing Section 5.25:

; provided that as to trademarks and copyrights registered in the name of Asymetrix Corporation (a predecessor in interest to Click2learn, Inc.) and United States Copyright TX 2-767-505 registered in the name of Communications Strategies, Inc., Borrower may deliver such evidence on or prior to the date that is 60 days after the Closing Date

(c) Section 5.27 of the Credit Agreement is hereby amended to replace the “30 with “75.”

(d) Section 6.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

6.12 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that (a) Borrower and its Restricted Subsidiaries shall not have cash, Cash Equivalents and other Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $100,000 at any one time unless Borrower or its Restricted Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements or similar agreements governing such cash, Cash Equivalents and other Permitted Investments in order to perfect (and further establish) the Agent’s Liens therein; provided that, until March 1, 2006 this clause (a) shall not apply with regard to any Deposit Accounts maintained with the Huntington National Bank so long as (i) from Closing Date until December 15, 2005, the aggregate of the Borrower’s and its Restricted Subsidiaries’ balances in Deposit Accounts maintained with Huntington National Bank shall not exceed $5,020,000 at any one time, (ii) from December 16, 2005 until January 15, 2006, the aggregate of the Borrower’s and its Restricted Subsidiaries’ balances in Deposit Accounts maintained with Huntington National Bank shall not exceed $700,000 at any one time, and (iii) from January 16, 2006 through February 28, 2006, the aggregate of the Borrower’s and its Restricted

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Subsidiaries’ balances in Deposit Accounts maintained with Huntington National Bank shall not exceed $250,000 at any one time, and (b) no Unrestricted Subsidiary shall have cash, Cash Equivalents in Deposit Accounts or Securities Accounts in aggregate amount in excess of $1,000,000 at any one time unless such cash, Cash Equivalents or other Permitted Investments are in a Deposit Account or Securities Account subject to a Control Agreement. Subject to the foregoing proviso, Borrower shall not and shall not permit its Restricted Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account. Notwithstanding any in this Agreement to the contrary, if an Event of Default has occurred and is continuing and the Agent so requests, Borrower and its Unrestricted Subsidiaries shall, within ten (10) Business Days of such request, either (i) enter into Control Agreements with respect to all of their respective cash, Cash Equivalents or other such Permitted Investments or (ii) transfer all of their cash, Cash Equivalents or other such Permitted Investments to Deposit Accounts or Securities Accounts subject to Control Agreements.

(e) Section 15 of the Credit Agreement is hereby amended by adding the following new text at the end of existing Section 15.2:

Without limiting the generality of the foregoing, the Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent, including Wells Fargo Foothill, Inc. (“WFF”), for purposes of the pledge on the Closing Date or thereafter of the ownership interests in any of the first-tier Unrestricted Subsidiaries of Borrower. The exculpatory provisions of this Section shall apply to any such sub-agent and, in the case of any sub-agent that is a Lender or Affiliate thereof, the Lender-Related Persons thereof.

(f) Section 15 of the Credit Agreement is hereby amended by adding the following new Section 15.20:

15.20 Parallel Debt

The Lenders acknowledge and agree that, for the purpose of ensuring and preserving the validity and enforceability of the Lien in any Unrestricted Subsidiaries of Borrower organized under the laws of the Netherlands and created pursuant to any security agreement governed by Dutch law (a “Dutch Law Security Agreement”), WFF may enter into a so-called parallel debt covenant (as set forth in any such Dutch Law Security Agreement). Pursuant to such a parallel debt covenant, Borrower (in its capacity as such) will irrevocably and unconditionally undertake to pay to WFF amounts equal to and in the currency of the Obligations from time to time due in accordance with the terms and conditions of the Loan Documents (such payment undertaking and the obligations and liabilities which are the result thereof, the “Parallel Obligations”). Notwithstanding the terms and provisions of any Dutch Law Security Agreement, WFF shall act (or refrain to act) thereunder in accordance with the instructions of, and otherwise as directed by, Agent.

The Lenders and Agent acknowledge and agree that any amount unconditionally and irrevocably paid by Borrower to WFF in respect of the Parallel

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Obligations, or otherwise received from Borrower, or applied by WFF or Agent, in payment of the Parallel Obligations, shall equally reduce the total amount due and payable by Borrower or any Guarantor in respect of the Obligations, and any amount unconditionally and irrevocably paid by Borrower or any Guarantor to the Lender Group, or any of them, for the purpose of reducing the outstanding Obligations, or any amounts otherwise received by any of the Lender Group in payment of the Obligations, shall be equally reduce the Parallel Obligations.

WFF agrees with the Lender Group that it shall allocate to the Lender Group in accordance with the terms of this Agreement and the instructions of the Agent any amounts received under or pursuant to the Dutch Law Security Agreement whether through payment by Borrower or the enforcement of any Guaranty or any Lien held by it or otherwise on account of the Parallel Obligations.

The Lenders acknowledge and agree that (i) WFF shall be entitled to enter into the Dutch Law Security Agreement as principal and not as agent of the Lenders, (ii) the Lender Group shall have no direct interest or recourse against the Lien granted under the Dutch Law Security Agreement, and (iii) their recourse against WFF or Agent shall at all times be limited to the amounts actually received by WFF on account of the Parallel Obligations.

(g) The definition of “Loan Documents” in Schedule 1.1 of the Credit Agreement is amended by inserting in the parenthetical at the end of such definition “and including any Dutch Law Security Agreement referred to in Section 15.20 of the Agreement”.

(h) The definition of “Source Code Escrow Agreement” in Schedule 1.1 of the Credit Agreement is amended in its entirety to read as follows:

“Source Code Escrow Agreement” means, collectively, one or more agreements providing for the escrow of Borrower’s source code, in form and substance reasonably satisfactory to Agent, each among Agent, Borrower and an escrow agent reasonably satisfactory to Agent.

(i) The definition of “EBITDA” in Schedule 1.1 of the Credit Agreement is amended in its entirety to read as follows:

“EBITDA” means, with respect to any fiscal period, Borrower’s and its Subsidiaries’ consolidated net earnings (or loss), minus extraordinary gains and interest income, plus interest expense, up to $600,000 in respect of charges arising from the abandonment of a lease in the United Kingdom taken no later than June 2006, income taxes, stock-based compensation, non-cash extraordinary losses and depreciation and amortization for such period, in each case, as determined in accordance with GAAP.

2. Waiver. Subject to and upon the conditions hereof, the Agent and the Lenders hereby waive, effective as of the date of satisfaction of the conditions set forth in Section 3, the requirement in Section 5.23(b) of the Credit Agreement that Borrower deliver to the Agent, on or prior to the date that is 30 days after the Closing Date, a Collateral Access Agreement for 226 North 5th Street, Columbus, Ohio 43215.

3. Effectiveness of this Amendment. Agent must have received the following items, in form and content acceptable to Agent, before this Amendment is effective.

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(a) Amendment; Acknowledgments and Releases. This Amendment, the attached Acknowledgment and Release by Guarantors and the attached Acknowledgment and Release by Subordinating Creditors, each fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Representations and Warranties. The representations and warranties set forth herein and in the Credit Agreement must be true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).

(c) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as required by Agent.

4. Representations and Warranties. Borrower represents and warrants as follows:

(a) Authority. Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party.

(b) Enforceability. This Amendment has been duly executed and delivered by Borrower. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.

(c) Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

(d) Due Execution. The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

(e) No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or other similar method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

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7. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b) Except as specifically amended or modified above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Lender Group and Bank Product Providers.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender Group under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

8. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

9. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

SUMTOTAL SYSTEMS, INC.,
a Delaware corporation

By:
Name:	Neil J. Laird
Its:	Executive VP and Chief Financial Officer

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and a Lender

By:
Name:
Title:

[Signature Page to First Amendment]

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ACKNOWLEDGMENT BY GUARANTORS

Dated as of October 21, 2005

In connection with the foregoing First Amendment to Credit Agreement and Waiver (the “Amendment”), each of the undersigned, being a Guarantor (as defined in the Credit Agreement referenced in the Amendment) under their respective Guaranties (as defined in the Credit Agreement referenced in the Amendment), hereby acknowledges and agrees to the Amendment and confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Credit Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by the Amendment. Although Agent and the Lenders have informed Guarantors of the matters set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that neither the Lender Group nor the Bank Product Providers have any duty under the Credit Agreement, any Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

GUARANTORS:	DKSYSTEMS, INC.,
an Illinois corporation

By:
	Name:	Neil J. Laird
	Its:	Executive VP and Chief Financial Officer

[Acknowledgement of Guarantors to First Amendment]

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ACKNOWLEDGMENT BY SUBORDINATING CREDITOR

Dated as of October 21, 2005

In connection with the foregoing First Amendment to Credit Agreement and Waiver (the “Amendment”), each of the undersigned, being a Creditor (each a “Subordinating Creditor” and collectively, the “Subordinating Creditors”) under their respective Subordination Agreements (as defined in the Credit Agreement referenced in the Amendment) hereby confirms and agrees that its Subordination Agreement is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the foregoing Amendment, each reference in such Subordination Agreement to the Credit Agreement (as defined in the applicable Subordination Agreement), “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by the Amendment. Although Agent and the Lenders have informed Subordinating Creditors of the matters set forth in the Amendment, and Subordinating Creditors have acknowledged the same, each Subordinating Creditor understands and agrees that neither the Lender Group nor the Bank Product Providers have any duty under the Credit Agreement, the Subordination Agreements or any other agreement with any Subordinating Creditor to so notify any Subordinating Creditor or to seek such an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

CREDITORS:	SUMTOTAL SYSTEMS, INC.,
a Delaware corporation

By:
	Name:	Neil J. Laird
	Its:	Executive VP and Chief Financial Officer

DKSYSTEMS, INC.,
an Illinois corporation

By:
	Name:	Neil J. Laird
	Its:	Executive VP and Chief Financial Officer

[Acknowledgement of Subordinating Creditors to First Amendment]

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SUMTOTAL SYSTEMS NETHERLANDS BV,
a besloten vennootschap organized under the laws of the Netherlands

By:
Name:
Its:

SUMTOTAL SYSTEMS U.K. LTD., a private limited company organized under the laws of England

By:
Name:
Its:

PATHLORE SOFTWARE LIMITED, a private limited company organized under the laws of England

By:
Name:
Its:

[Acknowledgement of Subordinating Creditors to First Amendment]

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